UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: April 14, 2005

ATP OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 000-32261

Texas	76-0362774
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4600 Post Oak Place, Suite 200

Houston, Texas 77027

(Address of principal executive offices)

(Zip Code)

(713) 622-3311

(Registrant’s telephone number, including area code)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into Material Definitive Agreement.

On April 14, 2005 (the “Restatement Date”), ATP Oil & Gas Corporation (the “Company”) and Credit Suisse First Boston (the “Lender”) entered into an Amendment Agreement to the First Lien Credit Agreement dated as of March 29, 2004, as amended by Amendment No. 1, Consent, Waiver and Agreement dated as of September 24, 2004. The Amendment Agreement also effected the termination of its Second Lien Credit Agreement dated as of March 29, 2004, as amended. The First Lien Credit Agreement was the Company’s $150.0 million secured term loan facility, which was increased to $185.0 million in September 2004, and the Second Lien Credit Agreement was the Company’s $35.0 million secured term loan facility (the “Term Loans”). Capitalized terms are defined in the Term Loans, as amended.

The First Lien Credit Agreement was amended to effect the following:

•	increase the secured term loan facility under the First Lien Credit Agreement to $350.0 million (the “Rollover Term Loan”);

•	terminate the Second Lien Credit Agreement and eliminate the secured term loan facility under that agreement;

•	decrease the interest rate margin on any base rate loan from 5.25% to 4.50%;

•	decrease the interest rate margin on any LIBOR loan from 6.25% to 5.50%;

•	increase the limit on Capital Lease Obligations and Synthetic Lease Obligations from $5.0 million to $50.0 million at any time;

•	increase the limit on Unsecured Indebtedness from $5.0 million to $30.0 million at any time, and

•	extend the maturity date to April 2010.

The amendments also adjusted several of the financial covenants. The adjustments:

•	require the Company to maintain a Maximum Leverage Ratio of no more than 3.00 to 1.00 at the end of any fiscal quarter beginning April 14, 2005 through June 30, 2005, 3.50 to 1.00 from July 1, 2005 through December 31, 2005 and 3.00 to 1.00 thereafter;

•	require the Company to maintain a Debt to Reserve Amount of no greater than $2.50 through maturity; provided, however, that if such amount is exceeded at the end of the fiscal year ending on December 31, 2005, any Default arising therefrom shall be waived and disregarded, and such amount shall be retested at June 30, 2006, and

•	increase the amount of Permitted Business Investments from $25.0 million to $75.0 million in any fiscal year.

As of the Restatement Date, the Company increased its aggregate borrowings under the Term Loans by $132.1 million (from the balance outstanding as of March 31, 2005) to an aggregate outstanding principal amount of $350.0 million. From this increase in borrowings, the Company received net proceeds of $117.8 million after deducting $3.6 million for accrued and unpaid interest on the Term Loans up to the Restatement Date and $10.7 million for fees and expenses:

Item 7.01. — Regulation FD Disclosure

On April 14, 2005, the Company issued a press release, included herein as Exhibit 99.1, announcing the amendment of its credit agreements.

Item 9.01. — Financial Statements and Exhibits

(c)	Exhibits

10.1	Amendment Agreement dated as of April 14, 2005, to the First Lien Credit Agreement dated as of March 29, 2004, as amended by Amendment No. 1, Consent, Waiver and Agreement dated as of September 24, 2004 among ATP Oil & Gas Corporation, the lenders from time to time party thereto and Credit Suisse First Boston, as administrative agent and as collateral agent for the Lenders.

99.1	Press Release dated April 14, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and thereunto duly authorized.

ATP Oil & Gas Corporation

Date: April 20, 2005	By:	/s/ Albert L. Reese, Jr.
Albert L. Reese, Jr.
Chief Financial Officer

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